Exhibit 99.2

[ADVERTISEMENT]

IN THE MATTER OF THE COMPANIES ACT 1981 OF BERMUDA

and

IN THE MATTER OF KOSMOS ENERGY LTD.

(the "Company")

NOTICE IS HEREBY GIVEN pursuant to Section 132G(2)(d) of the Companies Act 1981 that the Company intends to discontinue under the laws of Bermuda and continue in Delaware as if the Company had been incorporated under the laws of Delaware.

Dated: December 10, 2018